EXHIBIT 10.4

CONFIDENTIAL INFORMATION (IDENTIFIED BY **) HAS BEEN OMITTED BASED UPON
A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE
SECURITIES EXCHANGE ACT OF 1934 AND HAS BEEN SEPARATELY FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION

February 28, 2009

Larry Pate
Pilgrim’s Pride Corporation
244 Perimeter Center Parkway, NE
Atlanta, GA  30346-2302

Dear Larry:

As discussed and agreed, Pilgrim’s Pride Corporation will supply to the El Pollo Loco system the following chicken products:

** pounds annually of whole birds, EPL specification **.
The FOB price for March 01, 2009 thru May 31, 2009 is ** per pound.  Future quarterly pricing will be determined by the prior quarter’s average to determine the ** price:

**	FOB **
**	FOB **
**	FOB **
**	FOB **
**	FOB **

Sized saddle cuts EPL specification **.
The FOB price for March 01, 2009 thru May 31, 2009 is ** per pound.   Future FOB quarterly pricing will be the cost of the Whole Birds utilizing the method mentioned, less ** per pound.  As example, if the quarterly price for Whole Birds FOB origin is determined to be ** per pound, the cost for saddles will be ** per pound FOB origin.  Pilgrims will supply saddles to the approved outer market distributors and locations where applicable based on the freight schedule below:

Freight Rates:		** Per Pound

MBM	Rancho Cucamonga, CA	**
MBM	Pleasanton, CA	**
Pilgrims direct	San Antonio, TX	**
Pilgrims direct	Salt Lake City, UT	**
Pilgrims direct	Carrollton, GA	**
Testa Produce	Chicago, IL	**
Poultry Products	Hookset, NH	**
Yancy’s	Loveland, CO	**
Plymouth Poultry	Seattle, WA	**
Produce Source	Virginia Beach, VA	**
Maximum Poultry	Pennsauken, NJ	**
Crown Foods	St. Louis, MO	**

MBM is not to order saddles from Pilgrims for MBM-Rancho Cucamonga, CA or MBM-Pleasanton unless provided direction in writing by EPL.

Up to ** pounds of EPL boneless skinless breast meat, un-marinated or marinated.
The FOB price for March 01, 2009 thru May 31, 2009 is ** per pound.  Future FOB quarterly pricing will be determined by the prior quarter’s average to determine the ** for Boneless/skinless breast tender out.

**                      FOB  ** floor
**                      FOB  **
**                      FOB  **
**                      FOB  **
**                      FOB  **
**                      FOB  ** ceiling

Add ** to the fresh price for frozen product, EPL specification **.

 Up to ** pounds of Fresh Marinated Thigh meat –EPL specification **.
The price for March 01, 2009 thru May 31, 2009 is ** per pound.   Future FOB quarterly pricing will be determined by the prior quarter’s average to determine the ** for Boneless skinless thigh meat special trim.

**                      FOB ** floor
**                      FOB **
**                      FOB **
**                      FOB **
**                      FOB ** ceiling

Add ** per pound to the fresh price for frozen product, EPL specification **.

Popcorn Style chicken (10 lb case-2/5# bags ) EPL specification **.
The delivered price to all MBM locations for March 01, 2009 thru May 31, 2009 is ** per pound.  Pricing will be fixed for first year after which it will be up for re-negotiation for second year.

•	Rates to Rancho Cucamonga and Pleasanton, California are based on full truck loads of fresh product only. Other outer market locations based on current delivered freight rates.
•	Pilgrim’s direct distribution from branches to stores ** per pound
•	CVP Product will add ** per pound to fresh price
•	LTL fright rates to MBM locations on frozen Boneless Thigh meat and frozen Boneless breasts are listed below:

LTL freight rates on Frozen Breast and Thigh meat to MBM locations:
100% of Rocky Mount,NC; ** minimum, ** per pound LTL freight
100% of Ft. Worth, TX; ** minimum, ** per pound LTL freight

As part of this Purchase Agreement, Supplier warrants that the prices for the items identified herein are not higher than those currently extended to any other customer for the same or like items in equal or less quantities.  If Supplier reduces its price for such items in equal or less quantities to any other customer during the term of this Purchase Agreement, Supplier agrees to correspondingly reduce the price quoted herein.

El Pollo Loco’s decision to enter into this Purchase Agreement is independent of any support your firm may or may not choose to provide to the El Pollo Loco system.

This Purchase Agreement is subject to and incorporates the General Terms and Conditions of Supply (“T/C”) executed by the parties hereto and currently on file with El Pollo Loco, Inc. The Purchase Agreement and the T/C collectively constitute the entire agreement between the parties and supersede all prior or contemporaneous oral or written agreements.

Terms:  Net  10 Days
Pricing contract period 03/01/09 through 03/01/11.

Please sign and return both copies of this letter. After I have received both signed copies, I will sign and return a copy for your files. Signing this letter acknowledges acceptance of the terms and conditions as presented above.

Larry, thank you for your help and support on this matter and please contact me with any questions.

/S/ LARRY PATE	/S/ GARY CAMPANARO
Larry Pate	Gary Campanaro
Pilgrim’s Pride Corporation	El Pollo Loco, Inc.

cc:  Jennifer Benus, Yvette Johnson/MBM